UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2015

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar, Inc. (Morningstar) held its Annual Shareholders’ Meeting on May 12, 2015, for the purpose of electing directors and ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2015.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	41,330,288	370,183	1,704	1,529,473
Don Phillips	41,594,262	106,187	1,726	1,529,473
Cheryl Francis	41,572,261	122,527	7,387	1,529,473
Steve Kaplan	41,556,126	119,679	26,370	1,529,473
Gail Landis	41,653,941	40,831	7,403	1,529,473
Bill Lyons	41,656,083	38,699	7,393	1,529,473
Jack Noonan	41,571,583	128,763	1,829	1,529,473
Paul Sturm	41,574,148	120,536	7,491	1,529,473
Hugh Zentmyer	41,652,565	42,216	7,394	1,529,473

The appointment of KPMG as Morningstar’s independent registered public accounting firm for 2015 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
43,213,320	16,466	1,862

Item 8.01.  Other Events.

On May 12, 2015, Morningstar issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 19 cents per share payable July 31, 2015 to shareholders of record as of July 10, 2015.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 12, 2015 regarding quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 13, 2015	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	Chief Legal Officer